UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
July 13, 2018 (July 10, 2018)

Commission file number: 001-35653
SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 400 Dallas, TX 75225 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (214) 981-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sunoco GP LLC Annual Bonus Plan
On July 10, 2018, the Compensation Committee (the “Committee”) of the board of directors of Sunoco GP LLC (the “Company”), the general partner of Sunoco LP (the “Partnership”) approved and adopted the terms of the Company’s Annual Bonus Plan (the “Bonus Plan”). The Bonus Plan is a discretionary annual cash bonus plan available to all employees of the Company and its subsidiaries, including its executive officers. The purpose of the Bonus Plan is to reward employees for contributions towards the Partnership’s business goals and to aid the Company in motivating employees. The Bonus Plan is administered by the Committee and the Committee has the authority to establish and interpret the rules and regulations relating to the Bonus Plan, to select participants, to determine and approve the size of any actual award amount, to make all determinations, including factual determinations, under the Bonus Plan, and to take all other actions necessary or appropriate for the proper administration of the Bonus Plan.
For each calendar year, or any other period designated by the Committee (the “Performance Period”), the Committee will evaluate and determine an overall funded cash bonus pool based on performance of (i) an internal Adjusted EBITDA target (“Adjusted EBITDA Target”), (ii) an internal distributable cash flow target (“DCF Target”) and (iii) performance of each department compared to the applicable departmental budget (“Departmental Budget Target”). The performance criteria are weighted 60% on the achievement of the Adjusted EBITDA Target, 20% on the achievement of the DCF Target and 20% on the achievement of the Departmental Budget Target (collectively “Budget Targets”). The total amount of cash to be allocated to the funded bonus pool will range from 0% to 120% for each of the budgeted DCF Target and Adjusted EBITDA Target and will range from 0% to 100% of the Departmental Budget Target. While the funded bonus pool will reflect an aggregation of performance under each target, in the event performance under the Adjusted EBITDA Target is below 80% of its target, no bonus pool will be funded. If the bonus pool is funded, a participant may earn a cash award for the Performance Period based upon the level of attainment of the Budget Targets and his or her individual performance. Awards are paid in cash as soon as practicable after the end of the Performance Period but in no event later than two and one-half months after the end of the Performance Period.

All employees of the Company and its subsidiaries previously participated under the Amended and Restated Energy Transfer Partners, L.L.C. Annual Bonus Plan and will now participate under the Bonus Plan.
This foregoing brief description of the Bonus Plan is qualified in its entirety by reference to the text of the Bonus Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 10.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Exhibit Description
10.1	Sunoco GP LLC Annual Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
	By:	Sunoco GP LLC, its general partner
Date: July 13, 2018	By:	/s/ Arnold D. Dodderer
Arnold D. Dodderer
General Counsel & Assistant Secretary